FINAL, DATED APRIL 11, 2005
                           ---------------------------

                                    [FORM OF]

                 SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT


                         PETROSEARCH ENERGY CORPORATION


                                PRIVATE OFFERING
                          OF UP TO 19,230,769 SHARES OF
                                  COMMON STOCK


     This  Subscription  and  Registration  Rights Agreement (this "Agreement"),
                                                                    ---------
made  as  of  the  date  set  forth  below  by  and  between  Petrosearch Energy
Corporation,  a  Nevada  corporation  (the  "Company"), and the undersigned (the
                                             -------
"Subscriber"),  is  intended to set forth certain representations, covenants and
 ----------
agreements between the Company and the Subscriber, with respect to the offering (the "Offering") for sale by the Company of shares (the "Shares") of the
       --------                                                  ------
Company's  common  stock,  par  value  $0.001 per share (the "Common Stock"), as
                                                              ------------
described in the Company's Confidential Private Offering Memorandum dated April 11, 2005 (the "Memorandum"), a copy of which has been delivered to the
                  ----------
Subscriber. The Shares are being offered by the Company through Sterne, Agee & Leach, Inc., as the Company's exclusive placement agent (the "Placement Agent").
                                                              ---------------

     1.     Subscription.  Subject  to  the  terms  and  conditions  hereof, the
            ------------
Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of Shares set forth under the Subscriber's name on the signature page hereto, at a purchase price of $1.30 per Share (the "Offering
                                                                        --------
Price"),  and the Company hereby agrees to sell such Shares to the Subscriber at
-----
the Offering Price, subject to the Company's right to sell to the Subscriber such lesser number of Shares as the Company may, in its sole discretion, deem necessary or desirable.

     2.     Delivery  of  Subscription  Amount;  Acceptance  of  Subscription;
            ------------------------------------------------------------------
Delivery  of  Shares.  The  Subscriber understands, acknowledges and agrees that
--------------------
this subscription is made subject to the following terms and conditions:

     (a) Contemporaneously with the completion, execution and delivery of this Agreement, the Subscriber shall complete, execute and deliver the Certificate of Accredited Investor Status attached as EXHIBIT B hereto and
                                                            ---------
incorporated herein by this reference, and shall submit to the Company payment in the form of a wire of immediately available United States funds in the amount equal to the Offering Price multiplied by the number of Shares for which the Subscriber has subscribed (the "Subscription Amount") in accordance with the
                                    -------------------
Subscription  Instructions  set  forth  on  EXHIBIT  A  attached  hereto  and
                                            ----------
incorporated herein by this reference;

     (b) The Company is offering for sale up to 19,230,769 Shares, for an aggregate amount of up to $25,000,000;

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

     (c) The minimum Subscription Amount is $100,000 (76,923 Shares), provided, however, that the Company reserves the right to accept subscriptions for less than the minimum Subscription Amount;

     (d) Pending the Company's acceptance of the Subscriber's subscription, in whole or in part, the proceeds representing the Subscription Amount shall be held in a non-interest-bearing account with Sterling Bank in Houston, Texas (the "Offering Account"), until a closing occurs with respect to the Shares purchased
 ----------------
with such proceeds. The Placement Agent and the Company may conduct one or more closing with respect to the Company's sale of Shares in the Offering (each, a "Closing"). Closings will occur at such intervals as requested in writing by the
 -------
Company to the Placement Agent. The Placement Agent and the Company shall exercise joint control over the Offering Account. The Company must obtain authority from the Placement Agent prior to withdrawing any proceeds from the Offering Account, which authority shall not be unreasonably withheld;

     (e) The Subscriber understands and acknowledges that (i) the Company has the unconditional right, exercisable in its sole and absolute discretion, to accept or reject the Subscriber's subscription for Shares, in whole or in part,
(ii) subscriptions need not be accepted by the Company in the order received by the Company, (iii) all subscriptions are subject to prior sale, withdrawal, modification or cancellation of the Offering by the Company, (iv) no subscription shall be valid unless and until accepted by the Company, (v) the Subscriber's subscription for Shares shall be deemed to be accepted by the Company only when this Agreement is signed by an authorized executive officer of the Company, on behalf of the Company, and (vi) notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue Shares to any person to whom the issuance of Shares would constitute a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any state
                                                ---------------
securities laws;

     (f) The proceeds representing the Subscription Amount (or, in the case of rejection of a portion of the Subscriber's subscription, the part of the proceeds relating to such rejected portion) will be returned promptly to the Subscriber, without interest, if the Subscriber's subscription is rejected in whole or in part or if the Offering is withdrawn or canceled;

     (g) The Subscriber's subscription is irrevocable; accordingly, the Subscriber does not have the right to cancel the Subscriber's subscription or withdraw the proceeds representing the Subscription Amount from the Offering Account at any time during the Offering;

     (h) The Offering will continue until the first to occur of (i) the sale of all of the Shares, (ii) the date on which the Company, in its sole discretion, terminates the Offering, or (iii) 5:00 p.m., Central Standard Time, on April 29, 2005; provided, that the Company may extend the Offering for up to sixty (60) days without notice to the subscribers;

     (i) The Offering is being conducted on a "best efforts" basis, and the Company is not required to accept any minimum amount of subscriptions before conducting a Closing;

     (j) Certificates representing the Shares purchased in a Closing will be issued in the name of each purchaser therein as soon as reasonable possible following each such Closing; and


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                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

     (k) In consideration of the Placement Agent's services rendered to the Company as its exclusive placement agent in connection with the Offering, the Company will pay the Placement Agent a fee equal to six percent (6.0%) of the gross proceeds received from time to time by the Company in connection with the sale of Shares in the Offering, and will reimburse the Placement Agent for its out-of-pocket expenses incurred from time to time in connection therewith.

     3.     Registration  Rights.
            --------------------

     (a) The Subscriber acknowledges that it is acquiring the Shares for its own account and for the purpose of investment and not with a view to any distribution or resale thereof within the meaning of the Securities Act. The Subscriber further agrees that it will not sell, assign or transfer the Shares at any time in violation of the Securities Act and acknowledges that, in taking unregistered securities, it must continue to bear the economic risk of its investment for an indefinite period of time because of the fact that the Shares have not been registered under the Securities Act, and further realizes that the Shares cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber also acknowledges that appropriate legends reflecting the status of the Shares under the Securities Act may be placed on the face of the certificates for such Shares at the time of their transfer and delivery to the holder thereof.

     (b) The Shares may not be transferred except in a transaction that is in compliance with the Securities Act. Except as provided hereafter with respect to registration of the Shares, it shall be a condition to any such transfer that the Company shall be furnished with an opinion of counsel to the holder of such Shares, reasonably satisfactory to the Company, to the effect that the proposed transfer would be in compliance with the Securities Act.

     (c) Within 45 days following the earlier to occur of (i) a Closing with respect to the sale of all of the Shares in the Offering or (ii) the termination of the Offering following a Closing with respect to the sale of less than all of the Shares, as reflected in a written notice given by the Company to the Placement Agent, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form SB-1, Form SB-2
                          ---
or  Form  S-1,  whichever is applicable (the "Registration Statement"), and such
                                              ----------------------
other documents as may be necessary in the opinion of counsel for the Company, and use its best efforts to have the Registration Statement declared effective by the SEC as soon as reasonably practicable after such filing (including, without limitation, using its best efforts to respond to any of the SEC staff's comments within 15 days following the Company's receipt thereof) in order to comply with the provisions of the Securities Act, so as to permit the registered resale of the Shares for a period of two (2) years following the last sale of
Shares in the Offering by each and every holder of Shares, except for those holders who designate on the signature page hereto that they do not wish to have their Shares included in the Registration Statement. The Subscriber acknowledges that certain shares of Common Stock sold in past private placements, as well as the shares of Common Stock issuable upon exercise of the Company's outstanding warrants, will be included in the Registration Statement. The Shares that are registered for resale under the Registration Statement are referred to herein as the "Offering Shares," and the subscribers who are eligible to sell their
      ----------------
Offering Shares under the Registration Statement, together with their respective affiliates, are hereafter referred to as "Offering Holders." The Company will
                                             ----------------
include in the Registration Statement (i) the information required under the Securities Act to be so included

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

concerning the Offering Holders, as provided by the Offering Holders on the signature pages to this Agreement and the other Subscription and Registration Rights Agreements entered into in connection with the Offering, including any changes in such information that may be provided by the Offering Holders in writing to the Company from time to time, and (ii) a section entitled "Plan of Distribution," substantially in the form of EXHIBIT C attached hereto and
                                                  ----------
incorporated herein by this reference, that describes the various procedures that may be used by the Offering Holders in the sale of their Offering Shares.

     (d) In the event that the Company does not file the Registration Statement to register the Offering Shares with the SEC within the time period specified in Section 3(c) above, the Company will be required to pay a penalty to each Offering Holder equal to one percent (1%) of such Offering Holder's purchase price ($1.30 per Share) for the Offering Shares, and an additional one percent (1%) for each additional 45-day period during which the Registration Statement is not filed.

     (e) Notwithstanding the foregoing provisions of this Section 3, the Company may voluntarily suspend the effectiveness of the Registration Statement for a limited time, which in no event shall be longer than 60 days in any three-month period and no longer than 120 days in any twelve-month period, if the Company has been advised in writing by counsel or underwriters to the Company that the offering of any Offering Shares pursuant to the Registration Statement would materially adversely affect, or would be improper in view of (or improper without disclosure in a prospectus), a proposed financing, reorganization, recapitalization, merger, consolidation, or similar transaction involving the Company. The Company shall notify all Offering Holders to such effect, and, upon receipt of such notice, each such Offering Holder shall immediately discontinue any sales of Offering Shares pursuant to the Registration Statement until such Offering Holder has received copies of a supplemented or amended prospectus or until such Offering Holder is advised in writing by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.

     (f) If any event occurs that would cause the Registration Statement to contain a material misstatement or omission or not to be effective and usable during the period that such Registration Statement is required to be effective and usable, the Company shall promptly notify the Offering Holders of such event and, if requested, the Offering Holders shall immediately cease making offers of Offering Shares and return all prospectuses to the Company. The Company shall promptly file an amendment to the Registration Statement to correct such misstatement or omission and use its reasonable best efforts to cause such amendment to be declared effective as soon as practicable thereafter. The Company shall promptly provide the Offering Holders with revised prospectuses and, following receipt of the revised prospectuses, the Offering Holders shall be free to resume making offers of the Offering Shares.

     (g) Notwithstanding any provision contained herein to the contrary, the Company's obligation to include, or continue to include, Offering Shares in the Registration Statement pursuant to this Section 3 shall terminate to the extent such Offering Shares are eligible for resale under Rule 144(k) promulgated under the Securities Act.

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

     (h) If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of the Offering
Shares under the Securities Act for the account of an Offering Holder, the Company will, as promptly as possible:

          (i) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the requirements of the Securities Act and the rules and regulations promulgated by the SEC thereunder relating to the sale or other disposition of the securities covered by such Registration Statement; and

          (ii) furnish to each Offering Holder such numbers of copies of a prospectus, including a preliminary prospectus, complying with the requirements of the Securities Act, and such other documents as such Offering Holder may reasonably request in order to facilitate the public sale or other disposition of the Offering Shares owned by such Offering Holder, but such Offering Holder shall not be entitled to use any selling materials other than a prospectus and such other materials as may be approved by the Company, which approval will not be unreasonably withheld.

     (i) Except as provided below in this Section 3, the expenses incurred by the Company in connection with action taken by the Company to comply with this Section 3, including, without limitation, all registration and filing fees, printing and delivery expenses, accounting fees, fees and disbursements of counsel to the Company, consultant and expert fees, premiums for liability insurance, if the Company chooses to obtain such insurance, obtained in connection with the Registration Statement filed to effect such compliance and all expenses, including counsel fees, of complying with any state securities laws, shall be paid by the Company. All fees and disbursements of any counsel, experts, or consultants employed by any Offering Holder shall be borne by such Offering Holder. The Company shall not be obligated in any way in connection with any registration pursuant to this Section 3 for any selling commissions or discounts payable by any Offering Holder to any underwriter or broker of securities to be sold by such Offering Holder. The Subscriber agrees that any such selling commissions or discounts shall be borne by such Offering Holder.

     (j) In the event of any registration of Shares pursuant to this Section 3, the Company will indemnify and hold harmless each Offering Holder, its officers, directors, attorneys, partners, agents, employees and consultants and each underwriter of such securities, and any person who controls such Offering Holder or underwriter within the meaning of Section 15 of the Securities Act (collectively, the "Indemnified Parties"), against all claims, actions, losses,
                     -------------------
damages, liabilities and expenses, joint or several, to which any of such Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any actual or alleged untrue statement of any material fact contained in the Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the actual or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each of such Indemnified Parties for any legal and any other expenses

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises directly out of or is based primarily upon an untrue statement or omission of a material fact made in said Registration Statement, said preliminary prospectus or said prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Offering Holder or such underwriter specifically for use in the preparation thereof; and provided further, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability or action arises directly out of or is based primarily upon an untrue statement or omission of a material fact made in any preliminary prospectus or final prospectus if (i) such Offering Holder failed to send or deliver the copy of the final prospectus or prospectus supplement which such Offering Holder shall have been previously provided by the Company, with or prior to the delivery of written confirmation of the sale of the Offering Shares, and (ii) the final prospectus or prospectus supplement would have corrected such untrue statement or omission.

     (k) At any time when a prospectus relating to the Offering is required to be delivered under the Securities Act, the Company will notify the Offering Holder of the happening of any event, upon the notification or awareness of such event by an executive officer of the Company, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     (l) In the event of any registration of Shares under the Securities Act pursuant to this Section 3, the Subscriber agrees to indemnify and hold harmless the Company, its officers, directors, attorneys, partners, agents, employees and consultants and any person who controls the Company within the meaning of
Section  15  of  the  Securities  Act (collectively, the "Indemnified Persons"),
                                                          -------------------
against any losses, claims, damages, liabilities, or actions, joint or several, to which any of such Indemnified Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, or actions arise out of or are based upon any actual or alleged untrue statement of any material fact contained in the Registration Statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the actual or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that any such loss, claim, damage, liability, or action arises out of or is based upon an untrue statement or omission of a material fact made in said Registration Statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Subscriber or any affiliate (as defined in the Securities Act) of the Subscriber specifically for use in the preparation thereof.

     (m) Any party entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such


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                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (which consent may not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     (n) With a view to making available to the Offering Holders the benefits of Rule 144 promulgated under the Securities Act, the Company agrees that it will use its best efforts to maintain registration of its Common Stock under Section 12 or 15 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), following the effectiveness of the Registration Statement
     -------------
and to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Exchange Act so as to maintain the availability of Rule 144. Upon the request of any record owner, the Company will deliver to such owner a written statement as to whether it has complied with the reporting requirements of Rule 144.

     4.     Representations,  Warranties  and  Covenants  of the Subscriber. The
            ---------------------------------------------------------------
Subscriber hereby represents and warrants to, and covenants with, each of the Company and the Placement Agent as follows:

     (a) The Subscriber is acquiring the Shares for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, and applicable state securities laws. The Subscriber understands that (A) the Shares (1) have not been registered under the Securities Act or any state securities laws, (2) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and/or Regulation D thereof, and (3) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (B) the Subscriber must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. The Subscriber further understands that such exemptions depend upon, among other things, the bona fide nature of the investment intent of the Subscriber expressed herein. Pursuant to the foregoing, the Subscriber acknowledges that the certificates representing the Shares acquired by the Subscriber shall bear a restrictive legend substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE


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                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

          APPLICABLE SECURITIES LAWS OR (II) AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE BOTH REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION."

     (b) The Subscriber has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting the Subscriber's interest in connection with the acquisition of the Shares. The Subscriber understands that the acquisition of the Shares is a speculative investment and involves substantial risks and that the Subscriber could lose the Subscriber's entire investment in the Shares. Further, the Subscriber has carefully read and considered the matters set forth under the section entitled "Risk Factors" in each of the Company's Preliminary Confidential Private Offering Memorandum, dated March 29, 2005 (the "Preliminary Memorandum"), and
                                                   ----------------------
the Memorandum, and has taken full cognizance of and understands all of the risks related to the purchase of the Shares. To the extent deemed necessary by the Subscriber, the Subscriber has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the Shares. The Subscriber has the ability to bear the economic risks of the Subscriber's investment in the Company, including a complete loss of the investment, and the Subscriber has no need for liquidity in such investment.

     (c) The Subscriber has been furnished by the Company all information (or provided access to all information) regarding the business and financial condition of the Company, its expected plans for future business activities, the attributes of the Shares and the merits and risks of an investment in the Shares which the Subscriber has requested or otherwise believes that the Subscriber needs to evaluate the investment in the Company.

     (d) The Subscriber is in receipt of and has carefully read and understands the following items:

          -     The Preliminary Memorandum; and

          -     The Memorandum.

     (e) In making the Subscriber's investment decision, the Subscriber is relying solely on investigations made by the Subscriber and the Subscriber's representative(s), if any. The offer to sell the Shares was communicated to the Subscriber in such a manner that the Subscriber was able to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the proposed transaction. At no time was the Subscriber presented with or solicited by or through any advertisement, article, leaflet, public promotional meeting, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or any other form of general or public advertising or solicitation.

     (f) The Subscriber acknowledges that the Subscriber has been advised that:

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

          (i) The Shares have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by the Company. Any representation to the contrary is a criminal offense.

          (ii) In making an investment decision, the Subscriber must rely on its own examination of the Company and the terms of the Offering, including the merits and risks involved. The Shares have not been recommended by any federal or state securities commission or other regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation by the Company. Any representation to the contrary is a criminal offense.

          (iii) The Shares will be "restricted securities" within the meaning of Rule 144 under the Securities Act, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom. The Subscriber is aware that the Subscriber may be required to bear the financial risks of this investment for an indefinite period of time.

     (g) The Subscriber acknowledges and is aware that there has never been any representation, guarantee or warranty made by the Company or any officer, director, employee or agent or representative of the Company, expressly or by implication, as to (i) the approximate or exact length of time that the Subscriber will be required to remain an owner of the Shares; (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or (iii) that the limited past performance (if any) or experience on the part of the Company, or any future expectations regarding the Company's business or operations, will in any way indicate the predictable results of the ownership of Shares or of the overall financial performance of the Company.

     (h) The Subscriber agrees to furnish the Company such other information as the Company may reasonably request in order to verify the accuracy of the information contained herein and agrees to notify the Company immediately of any material change in the information provided herein that occurs prior to the Company's acceptance of this Agreement.

     (i) The Subscriber further represents and warrants that the Subscriber is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, and the Subscriber has executed the Certificate of Accredited Investor Status, attached hereto as EXHIBIT B and incorporated herein
                                               ---------
by this reference.

     (j) If the Subscriber is a natural person, the Subscriber has reached the age of majority in the state in which the Subscriber resides, has adequate means of providing for the Subscriber's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

     (k) If this Agreement is executed and delivered on behalf of a partnership, corporation, trust, estate or other entity (an "Entity"): (i) such
                                                              ------
Entity  has  the  full  legal  right  and

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such Entity in connection with the purchase of the Shares, (b) to delegate authority pursuant to power of attorney and (c) to purchase and hold such Shares, (ii) the signature of the party signing on behalf of such Entity is binding upon such Entity; and (iii) such Entity has not been formed for the specific purpose of acquiring such Shares, unless each beneficial owner of such Entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information substantiating such individual qualification.

     (l) If the Subscriber is not a United States person, the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including, without limitation, (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Subscriber represents and warrants that the Subscriber's subscription and payment for, and the Subscriber's continued beneficial ownership of, the Shares will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

     (m) If the Subscriber is a retirement plan or is investing on behalf of a retirement plan, the Subscriber acknowledges that investment in the Common Stock poses additional risks, including, without limitation, the inability to use losses generated by an investment in the Common Stock to offset taxable income.

     (n) The Subscriber represents and warrants that it is not a broker-dealer or an affiliate of a broker-dealer, except as follows:
                                                                          ------
                                                                               .
-------------------------------------------------------------------------------
If the Subscriber is a broker-dealer, the Subscriber acknowledges that the Subscriber will be deemed to be an underwriter with respect to the resale of its Shares. If the Subscriber is an affiliate of a broker-dealer, the Subscriber acknowledges that the Subscriber will be deemed to be an underwriter with respect to the resale of its Shares to the extent that such Shares are sold through its affiliated broker-dealer. To the extent that the Subscriber is affiliated in any manner with a broker-dealer, the Subscriber further represents and warrants that it is purchasing the Shares in the ordinary course of its business and that as of the date hereof it has no agreements or understandings, directly or indirectly, with any person to distribute the Shares.

     The foregoing representations and warranties and undertakings are made by the Subscriber with the intent that they be relied upon by the Company and the Placement Agent in determining the Subscriber's suitability as an investor, and the Subscriber hereby agrees that such representations and warranties shall survive the Subscriber's purchase of the Shares.

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

     5.     Representations  and  Warranties of the Company.  The Company hereby
            -----------------------------------------------
represents and warrants to the Subscriber as follows:

     (a) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to be so qualified would materially and adversely affect the business or financial condition, properties or operations of the Company.

     (b) The Company has duly authorized the issuance and sale of the Shares in accordance with the terms of this Agreement (as described herein) by all requisite corporate action, including the authorization of the Company's Board of Directors of the issuance and sale of the Shares in accordance herewith, and the execution, delivery and performance of any other agreements and instruments executed in connection herewith. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

     (c) The Preliminary Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) The Memorandum, as of its date and as of the date of this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The representations and warranties of the Company contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date of the Closing of any sale of Shares to the Subscriber if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of Shares.

     6.     Understandings  and  Acknowledgements.  The  Subscriber understands,
            -------------------------------------
acknowledges and agrees with the Company as follows:

     (a) Neither the execution of this Agreement nor the solicitation of the investment contemplated hereby shall create any obligation of the Company to accept any subscription or complete the Offering.

     (b) Except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

     (c) No federal or state agency has made any finding or determination as to the accuracy or adequacy of the Preliminary Memorandum or the Memorandum or as to the suitability of the Offering for investment nor any recommendation or endorsement of the Shares.

     (d) The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Subscriber herein.

     (e) There can be no assurance that the Subscriber will be able to sell or dispose of the Shares. It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee will, at a minimum, be required to fulfill the investor suitability requirements thereunder.

     (f) The Subscriber acknowledges that the information contained in each of the Preliminary Memorandum and the Memorandum is confidential and non-public and agrees that all such information shall be kept in confidence by the Subscriber and neither used for the Subscriber's personal benefit (other than in connection with this subscription) nor disclosed to any third party for any reason; provided, however, that this confidentiality obligation shall not apply to any such information that (i) is part of the public knowledge or literature,
(ii) becomes part of the public knowledge or literature (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription agreement entered into with the Company). In addition, the Subscriber may disclose any information as may be required by law or applicable legal process; provided, however, to the extent permitted by law or applicable legal process, the Subscriber shall provide the Company at least five business days prior written notice before making any such disclosure.

     (g) The representations and warranties of the Subscriber contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date of the Closing of any sale of Shares to the Subscriber if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of Shares.

     7.     Survival;  Indemnification.  All  representations,  warranties  and
            --------------------------
covenants contained in this Agreement and the indemnification obligations contained in this Section 7 shall survive (i) the acceptance of this Agreement by the Company, (ii) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of the Subscriber, and (iii) the death or disability of the Subscriber. The Subscriber understands the meaning and legal consequences of the representations, warranties and covenants contained in

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

this Agreement and that the Company and the Placement Agent have relied upon such representations, warranties and covenants in determining the Subscriber's qualification and suitability to purchase the Shares. The Subscriber hereby agrees to indemnify, defend and hold harmless the Company, the Placement Agent and their respective officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and disburse-ments), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of the Subscriber herein or the breach of any warranty or covenant herein by the Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by the Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

     8.     Notices.  All  notices  and other communications provided for herein
            -------
shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by reputable overnight courier, charges prepaid:

     (a)     if to the Company, to the following address:

                    Petrosearch Energy Corporation
                    4801 Woodway Drive, Suite 300E
                    Houston, Texas 77056
                    Attn: President
                    Telephone: (713) 961-9337

     (b) if to the Subscriber, to the address set forth on the signature page hereto;

or at such other address as any party shall have specified by notice in writing to the other.

     9.     Notification  of  Changes.  The  Subscriber  agrees and covenants to
            -------------------------
notify the Company immediately upon the occurrence of any event prior to the consummation of the Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of the Offering.

     10.     Assignability;  Modification.  This  Agreement is not assignable by
             ----------------------------
the Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

     11.     Binding  Effect.  Except  as  otherwise  provided  herein,  this
             ---------------
Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and permitted assigns.

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

     12.     Obligations  Irrevocable.  The  obligations  of  the  Subscriber
             ------------------------
hereunder shall be irrevocable, except with the written consent of the Company, until the consummation or termination of the Offering.

     13.     Entire  Agreement.  This Agreement constitutes the entire agreement
             -----------------
of the Subscriber and the Company relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written.

     14.     Governing  Law.  THIS  AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
             --------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN TEXAS. ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT MAY BE BROUGHT AGAINST EITHER OF THE PARTIES HERETO IN THE COURTS IN THE STATE OF TEXAS, COUNTY OF HARRIS, OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, AND EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE MADE THERIN. PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON EITHER OF THE PARTIES HERETO ANYWHERE IN THE WORLD.

     15.     Severability.  If  any  provision  of  this  Agreement  or  the
             ------------
application thereof to the Subscriber or any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     16.     Headings.  The  headings  in  this  Agreement  are  inserted  for
             --------
convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

     17.     Counterparts.  This  Agreement  may  be  executed  in any number of
             ------------
counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

                              [SIGNATURES TO FOLLOW]

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

     IN  WITNESS  WHEREOF,  the  Subscriber  has  executed this Subscription and
Registration Rights Agreement as of                 , 2005.
                                    ------------ ---

                                        SUBSCRIBER


                                        ----------------------------------------

                                        Number of Shares:
                                                         -----------------------
                                        Offering Price per Share:  $1.30

                                        Subscription  Amount:  $
                                                                ----------------

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Please  designate  name  in  which
                                        stock certificate(s) representing Shares purchased are to be registered.


                                        ----------------------------------------

                                        Please  designate  address  for
                                        delivery  of  stock  certificate(s)
                                        representing  Shares  purchased  (if
                                        different from above).


                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

                                        Please  designate  the  individual  to
                                        whom  all  correspondence concerning the
                                        Subscriber's  subscription  for  Shares
                                        should  be  sent,  along  with  such
                                        individual's  requested  contact
                                        information.

                                        Name:
                                             -----------------------------------
                                        Address:
                                                --------------------------------

                                        ----------------------------------------
                                        Telephone: (    )
                                                    ----   ---------------------
                                        E-mail:
                                               ---------------------------------

The name(s) of the natural person(s) who will have voting and investment power over the Shares purchased are as follows:
                                               ---------------------------------

Please indicate the number of shares of the Company's Common Stock currently owned by the Subscriber in addition to those being subscribed for in this Agreement.
          ----------------------


     The  Company hereby accepts the foregoing subscription subject to the terms
and conditions hereof as of                 , 2005.
                            ------------ ---


                                                 Petrosearch Energy Corporation,
                                                 a Nevada corporation



                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------


                                    EXHIBIT A
                                    ---------

                            SUBSCRIPTION INSTRUCTIONS

     (1) If you are subscribing for the purchase of Shares, please complete, date and sign the signature page to this Subscription and Registration Rights Agreement in the applicable spaces. Please signify the amount of Shares for which you are subscribing by inserting such amount in the space provided for on the signature page to the Agreement.

     (2) Complete, date and sign the accompanying Certificate of Accredited Investor Status (Exhibit B).

     (3)     Send all completed documents to:

     Petrosearch Energy Corporation
     4801 Woodway Drive, Suite 300E
     Houston, Texas 77056
     Attn: President
     Telephone: (713) 961-9337

     (4)     Fax  all  completed  documents  to:

     Sterne, Agee & Leach, Inc.
     Attn: W. Barry McRae
     Facsimile: (205) 949-3607
     Telephone: (205) 949-3555

     (5) Transmit funds (in an amount equal to the number of Shares for which you are subscribing multiplied by the Offering Price) via wire transfer to the Offering Account as follows:

             Legal Name:               Petrosearch Energy Corporation
             Bank Name:                Sterling Bank, Houston, Texas
             Contact:                  Teresa Bajew
             Phone Number:             (713) 507-7127
             ABA / Routing Number:     113005549
             Account Number:           0311006711
             Tax ID Number:            20-2033200


ATTENTION SUBSCRIBERS: NO SUBSCRIPTION WILL BE ACCEPTED UNLESS ALL DOCUMENTATION
---------------------
PRESCRIBED HEREIN IS FULLY COMPLETED AND EXECUTED. ANY MATERIALS RECEIVED THAT ARE INCOMPLETE IN ANY RESPECT WILL BE RETURNED BY THE COMPANY.

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------


                                    EXHIBIT B
                                    ---------

                    CERTIFICATE OF ACCREDITED INVESTOR STATUS

     The undersigned is an "accredited investor," as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities
                                                                      ----------
Act").  The  undersigned has checked the box below indicating the basis on which
---
the undersigned is representing the undersigned's status as an "accredited investor":

- a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are "accredited investors";

- a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

- an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

- a natural person whose individual net worth, or joint net worth with the undersigned's spouse, at the time of this purchase exceeds $1,000,000;

- a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

- a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

     knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

- an entity in which all of the equity holders are "accredited investors" by virtue of their meeting one or more of the above standards; or

- an individual who is a director or executive officer of Petrosearch Energy Corporation.



     IN  WITNESS  WHEREOF,  the  undersigned  has  executed  this Certificate of
Accredited Investor Status effective as of the     day of             , 2005.
                                               ---        ------------


                                                  ------------------------------
                                                  Name of Subscriber

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                           FINAL, DATED APRIL 11, 2005
                           ---------------------------


                                    EXHIBIT C
                                    ---------

                              PLAN OF DISTRIBUTION

     As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Shares owned by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares may be sold include:

     - a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

     -    exchange distributions and/or secondary distributions;

     -    sales in the over-the-counter market;

     -    underwritten transactions;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     -    privately negotiated transactions.

     Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensations in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling stockholders, certain representatives of the selling stockholders and each person who participates as an underwriter in the offering of the shares against certain civil liabilities, including certain liabilities under the Securities Act.

     In connection with sales of the common stock under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling


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                           FINAL, DATED APRIL 11, 2005
                           ---------------------------

stockholders also may sell shares of common stock short and deliver them to close out the short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

     The selling stockholders and any underwriters, dealers or agents that participate in distribution of the shares may be deemed to be underwriters, and any profit on sale of the shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     There can be no assurances that the selling stockholders will sell any or all of the shares offered under this prospectus.


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